Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

November 9, 2015
OPKO Health, Inc.
4400 Biscayne Blvd.
Miami, FL 33137
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (No. 333-144040) of OPKO Health, Inc. and subsidiaries;

2.	Registration Statement on Form S-3 (No. 333-189369) of OPKO Health, Inc. and subsidiaries,

3.	Registration Statement on Form S-3 (No. 333-190360) of OPKO Health, Inc. and subsidiaries,

4.	Registration Statement on Form S-8 (No. 333-190899) of OPKO Health, Inc. and subsidiaries;

5.	Registration Statement on Form S-8 (No. 333-190900) of OPKO Health, Inc. and subsidiaries;

6.	Registration Statement on Form S-8 (No. 333-206489) of OPKO Health, Inc. and subsidiaries;
of our reports dated January 13, 2015, with respect to the consolidated financial statements and internal controls of Bio-Reference Laboratories, Inc. and its subsidiaries included in this Quarterly Report on Form 10-Q of OPKO Health, Inc.
/s/ MSPC
MSPC
Certified Public Accountants and Advisors
A Professional Corporation
Cranford, New Jersey
November 9, 2015